SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 19, 2001

eResource Capital Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-8662	23-2265039

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3353 Peachtree Road , N.E., Suite 130 Atlanta, Georgia	30326

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:          (404) 760-2570

Item 2. Acquisition or Disposition of Assets
Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.
SIGNATURE
INDEX TO FINANCIAL STATEMENTS
COMBINED STATEMENTS OF ASSETS, LIABILITIES AND ATTRIBUTED NET ASSETS
COMBINED STATEMENTS OF OPERATIONS AND CHANGES IN ATTRIBUTED NET ASSETS
COMBINED STATEMENTS OF CASH FLOWS
NOTES TO COMBINED FINANCIAL STATEMENTS
COMBINED STATEMENTS OF ASSETS, LIABILITIES AND ATTRIBUTED NET ASSETS
COMBINED STATEMENTS OF OPERATIONS AND CHANGES IN ATTRIBUTED NET ASSETS
COMBINED STATEMENTS OF CASH FLOWS
NOTES TO COMBINED FINANCIAL STATEMENTS
eResource Capital Group, Inc. and Subsidiaries
ProForma Consolidated Balance Sheet (Unaudited)
Condensed Consolidated Statements of Operations (Unaudited)
Pro Forma Condensed Consolidated Statements of Operations (Unaudited)

Item 2. Acquisition or Disposition of Assets

On June 19, 2001, eResource Capital Group, Inc., a Delaware corporation (“eRCG”), consummated the merger (the “Closing”) of Logisoft Computer Products Corp., a New York corporation (“LCP”), with and into Logisoft Acquisition Corporation, a New York corporation and a wholly-owned subsidiary of eRCG (“Logisoft Acquisition”), whereby LCP became a wholly-owned subsidiary of eRCG (the “Merger”) pursuant to that certain Agreement and Plan of Merger (the “Merger Agreement”) dated as of June 5, 2001 by and among Logisoft Acquisition, eRCG and the individuals listed on Exhibit A to the Merger Agreement (the “Stockholders”). LCP executed a joinder to the Merger Agreement (the “Joinder”) and became bound by the terms and conditions thereof.

Prior to May 15, 2001, LCP was a wholly-owned subsidiary of Team Sports Entertainment, Inc., a Delaware corporation formerly known as Logisoft Corp. (“LGST”). On May 15, 2001, LGST completed a restructuring transaction whereby eStorefronts.net Corp., a New York corporation and a wholly-owned subsidiary of LGST, became a wholly-owned subsidiary of LCP and all of the common stock of LCP was distributed to the Stockholders.

Pursuant to the Merger Agreement, all the issued and outstanding shares of LCP common stock were converted into the right to receive, in the aggregate, up to 6,000,000 shares (the “Merger Consideration”) of eRCG common stock, par value $.04 per share (the “eRCG Common Stock”). At the Closing, eRCG became obligated to issue 5,500,000 shares of Merger Consideration, with the issuance of the remaining 500,000 shares, otherwise issuable to certain Stockholders specified in the Merger Agreement, contingent upon LCP meeting certain performance milestones as of June 30, 2002 as set forth in the Merger Agreement.

The Merger Consideration was determined as a result of negotiations between eRCG, LCP and the Stockholders, and the Merger was approved by the boards of directors of eRCG, LCP and Logisoft Acquisition and by the Stockholders of LCP.

Pursuant to the Merger Agreement, eRCG has agreed to file with the Securities and Exchange Commission (the “SEC”) within 90 days of Closing a registration statement on Form S-3 to register resales of the Merger Consideration by the Stockholders, except that such registration statement shall not include approximately 2,200,000 shares of the Merger Consideration issuable to certain Stockholders specified in the Merger Agreements, and to use commercially reasonable efforts to cause such registration statement to become effective and to maintain effectiveness until the first anniversary of Closing.

The foregoing description of the LCP Acquisition, the Merger Agreement and the Joinder are qualified in their entirety by reference to the Merger Agreement and the Joinder which are filed as Exhibit 2.1 and 2.2, respectively, to this Report and incorporated herein by reference.

The shares of eRCG Common Stock issuable in connection with the LCP Acquisition will be issued without registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon the exemption set forth in Section 4(2) of the Securities Act and Regulation D of the SEC promulgated thereunder.

Statements in this report about anticipated or expected future revenue or growth or expressions of future goals or objectives are forward-looking statements within the meaning of Section 21E of the Securities Act of 1934, as amended. All forward-looking statements in this report are based upon information available to eRCG on the date of this report. Any forward-looking statements involve risks and uncertainties, including those risks described in eRCG’s filings with the SEC, that could cause actual events or results to differ materially from the events or results described in the forward-looking statements, whether as a result of new information, future events or otherwise. Readers are cautioned not to place undue reliance on these forward-looking statements.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(a) Financial Statements of Business Acquired.

Included in this Current Report (See “Index to Financial Statements” attached hereto) are the combined financial statements of LCP and subsidiary, operating units of Team Sports Entertainment, Inc. (formerly known as Logisoft Corp.), for the years ended December 31, 2000 and 1999, together with the notes thereto, which have been audited by the independent accounting firm of Bonadio & Co., LLP, whose opinion thereon is included herein, and the unaudited combined financial statements of LCP and subsidiary for the three months ended March 31, 2001 and 2000.

(b) Pro Forma Financial Information.

Included in this Current Report (See “Index to Financial Statements” attached hereto) are the following unaudited pro forma financial statements, together with the notes thereto (the “Unaudited Pro Forma Condensed Consolidated Financial Statements”):

(i)	Unaudited pro forma consolidated balance sheet as of March 31, 2001;

(ii)	Unaudited pro forma condensed consolidated statement of operations for the nine months ended March 31, 2001; and

(iii)	Unaudited pro forma condensed consolidated statement of operations for the year ended June 30, 2000.

(c) Exhibits

2.1	The Agreement and Plan of Merger dated June 5, 2001 between eRCG, Logisoft Acquisition and the Stockholders. (Certain of the exhibits and schedules to the Merger Agreement have been omitted from this Report pursuant to Item 601(b)(2) of Regulation S-B, and eRCG agrees to furnish copies of such omitted exhibits and schedules supplementally to the SEC upon request.)(*)

2.2	Joinder to the Merger Agreement executed by LCP.(*)

(*) Incorporated by reference to the Current Report on Form 8-K filed by eRCG on June 12, 2001.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

eResource Capital Group, Inc.

Date: June 28, 2001	By:	/s/ WILLIAM L. WORTMAN

William L. Wortman

Vice President, Treasurer and

Chief Financial Officer

EXHIBIT INDEX

2.1	The Agreement and Plan of Merger dated June 5, 2001 between eRCG, Logisoft Acquisition and the Stockholders. (Certain of the exhibits and schedules to the Merger Agreement have been omitted from this Report pursuant to Item 601(b)(2) of Regulation S-B, and eRCG agrees to furnish copies of such omitted exhibits and schedules supplementally to the SEC upon request.)(*)

2.2	Joinder to the Merger Agreement executed by LCP.(*)

(*) Incorporated by reference to the Current Report on Form 8-K filed by eRCG on June 12, 2001.

REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

May 8, 2001

To the Board of Directors and Shareholders of Logisoft Corp.:

We have audited the combined statements of assets, liabilities and attributed net assets of Logisoft Computer Products Corp. and eStorefronts.net Corp. (operating units of Logisoft Corp.) as of December 31, 2000 and 1999 and the related combined statements of operations and changes in attributed net assets and cash flows for the years then ended. These financial statements are the responsibility of the Companies’ management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with U.S. generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of Logisoft Computer Products Corp. and eStorefronts.net Corp. as of December 31, 2000 and 1999, and the results of their operations and their cash flows for the years then ended in conformity with U.S. generally accepted accounting principles.

Logisoft Computer Products Corp. and eStorefronts.net Corp. are operating units of Logisoft Corp.; consequently, as indicated in Note 1, these combined financial statements have been derived from the consolidated and combined financial statements and accounting records of Logisoft Corp. and reflect certain assumptions and allocations. The financial position, results of operations and cash flows of Logisoft Computer Products Corp. and eStorefronts.net Corp. could differ from those that would have resulted had Logisoft Computer Products Corp. and eStorefronts.net Corp. operated as unaffiliated entities.

/s/ Bonadio & Co., LLP

Rochester, NY

LOGISOFT COMPUTER PRODUCTS CORP.

ESTOREFRONTS.NET CORP.

COMBINED STATEMENTS OF ASSETS, LIABILITIES AND ATTRIBUTED NET ASSETS

	December 31,

	1999	2000

ASSETS

CURRENT ASSETS:

Cash and cash equivalents	$59,550	$1,003,120

Short-term investments	—	1,874,130

Accounts receivable, net of allowance of $12,600 in 2000	1,003,495	590,498

Loan receivable — officer	6,909	—

Unbilled revenue	12,000	83,660

Inventory	542	39,219

Prepaid expenses and other current assets	4,884	175,578

Deferred tax asset	37,640	34,000

Total current assets	1,125,020	3,800,205

PROPERTY AND EQUIPMENT, net	367,041	1,068,556

INTANGIBLE ASSETS, net	6,024	1,370,265

OTHER ASSETS	—	60,784

	$1,498,085	$6,299,810

LIABILITIES AND ATTRIBUTED NET ASSETS

CURRENT LIABILITIES:

Line-of-credit	$350,000	$—

Current portion of long-term debt	9,428	100,110

Note payable — officer	12,000	—

Accounts payable	625,000	836,444

Accrued expenses and other current liabilities	389,529	470,680

Advanced billings	14,800	145,311

Total current liabilities	1,400,757	1,552,545

LONG-TERM DEBT, net of current portion	199,736	362,635

DEFERRED TAX LIABILITY	19,354	40,000

Total liabilities	1,619,847	1,955,180

MINORITY INTEREST	1,002	—

ATTRIBUTED NET ASSETS	(122,764)	4,344,630

	$1,498,085	$6,299,810

The accompanying notes are an integral part of these statements.

LOGISOFT COMPUTER PRODUCTS CORP.

ESTOREFRONTS.NET CORP.

COMBINED STATEMENTS OF OPERATIONS AND
CHANGES IN ATTRIBUTED NET ASSETS

	December 31,

	1999	2000

REVENUE:

E-commerce/retail	$3,594,497	$4,386,372

Strategic Internet services	614,098	1,643,958

Total revenue	4,208,595	6,030,330

COST OF REVENUE:

E-commerce/retail	3,155,878	3,874,106

Strategic Internet services	332,967	913,337

Total cost of revenue	3,488,845	4,787,443

Gross profit	719,750	1,242,887

OPERATING EXPENSES:

Sales and marketing	297,229	1,511,283

General and administrative	584,756	1,474,314

Research/product development	—	123,255

Bad debt provision	—	101,583

Stock based compensation	150,000	43,395

Depreciation	22,657	113,449

Amortization	157	338,791

Total operating expenses	1,054,799	3,706,070

Loss from operations	(335,049)	(2,463,183)

OTHER INCOME (EXPENSE):

Interest expense	(34,030)	(40,544)

Interest income	—	170,317

Other	35	(458,885)

	(33,995)	(329,112)

Loss before income taxes and minority interest	(369,044)	(2,792,295)

INCOME TAXES	(5,989)	(1,434)

Loss before minority interest	(375,033)	(2,793,729)

MINORITY INTEREST	96,926	1,002

NET LOSS	(278,107)	(2,792,727)

ATTRIBUTED NET ASSETS, beginning of year	86,324	(122,764)

OTHER INCREASES, NET	69,019	7,260,121

ATTRIBUTED NET ASSETS, end of period	$(122,764)	$4,344,630

The accompanying notes are an integral part of these statements.

LOGISOFT COMPUTER PRODUCTS CORP.

ESTOREFRONTS.NETCORP.

COMBINED STATEMENTS OF CASH FLOWS

	December 31,

	1999	2000

CASH FLOW FROM OPERATING ACTIVITIES:

Net loss	$(278,107)	$(2,792,727)

Adjustments to reconcile net loss to net cash flow from operating activities:

Minority interest	(96,926)	(1,002)

Depreciation and amortization	22,814	452,240

Bad debt provision	—	101,583

Deferred taxes	(28,132)	24,286

Stock based compensation	150,000	46,895

Other non-cash charges	—	476,968

Changes in:

Accounts receivable	(758,348)	311,414

Inventory	5,632	(38,677)

Prepaid expenses and other current assets	(2,960)	(170,694)

Unbilled revenues, net of advanced billings	700	(141,149)

Accounts payable	303,659	211,444

Accrued expenses and other current liabilities	373,868	51,151

Net cash flow from operating activities	(307,800)	(1,468,268)

CASH FLOW FROM INVESTING ACTIVITIES:

Cash received from loan receivable — officer	2,842	6,909

Other assets	—	(60,784)

Purchases of short-term investments	—	(2,500,000)

Sale of short-term investments	—	625,870

Purchases of property and equipment	(61,046)	(522,664)

Net cash flow from investing activities	(58,204)	(2,450,669)

CASH FLOW FROM FINANCING ACTIVITIES:

Borrowings (repayments) on line-of-credit, net	330,000	(350,000)

Repayment of long-term debt	(13,873)	(38,719)

Proceeds from note payable — officer	12,000	—

Repayments of note payable — officer	—	(12,000)

Contribution from (to) parent company	(8,381)	5,263,226

Net cash flow from financing activities	319,746	4,862,507

CHANGE IN CASH AND CASH EQUIVALENTS	(46,258)	943,570

CASH AND CASH EQUIVALENTS — beginning of year	105,808	59,550

CASH AND CASH EQUIVALENTS — end of year	$59,550	$1,003,120

SUPPLEMENTAL CASH FLOW INFORMATION:

Cash interest paid	$32,482	$38,244

Cash taxes paid	$10,945	$24,559

The accompanying notes are an integral part of these statements.

LOGISOFT COMPUTER PRODUCTS CORP.
ESTOREFRONTS.NET CORP.

NOTES TO COMBINED FINANCIAL STATEMENTS

(1)	Basis of Presentation of Financial Statements

These combined financial statements include the operations of Logisoft Computer Products Corp. (“LCP”) and eStorefronts.net Corp. (“eStorefronts”, together with LCP, the “Company”). Both LCP and eStorefronts are wholly-owned operating units of Logisoft Corp. (the “Corporation”), a Delaware corporation which is publicly traded on the Over the Counter Bulletin Board. As more fully described in Note 3, a group of shareholders of the Corporation expects to exchange shares of the Corporation for all of the issued and outstanding shares of the Company (the “Split-off”) and that shareholder group has entered into a letter of intent to sell the Company to eResource Capital Group, Inc. (eRCG) , as described further in Note 3. In accordance with the Split-off, the information presented in these financial statements excludes the Company’s CHIPS Computer service business and certain other assets and liabilities which consist primarily of cash, investments and notes receivable, which are being retained by the Corporation.

On March 10, 2000, LCP and eStorefronts were acquired by the Corporation, a public shell company, in separate merger transactions involving the exchange of all of the shares of LCP and eStorefronts for 7,500,000 and 4,500,000 shares of the Corporations common stock, respectively (the “Mergers”). In conjunction with these transactions, the Corporation raised $5,500,000 through the sale of 5,500,000 shares of its common stock in a private placement. Prior to the completion of the Mergers, the Corporation sold its only operating business for which it received a note receivable in the amount of $720,000. At the time of the Mergers, the principals of LCP owned 56% of eStorefronts.

For accounting purposes, the March 2000 LCP transaction has been recorded as an issuance of stock by LCP in exchange for the assets of the Corporation and the eStorefronts transaction has been accounted for at historical cost for the 56% of eStorefronts controlled by LCP. The acquisition of the remaining 44% of eStorefronts was accounted for at fair value, resulting in the recording of goodwill of $1,980,000. This goodwill is included in these combined financial statements due to the fact that LCP was considered the acquirer for accounting purposes with regard to the Mergers.

The combined statements of assets, liabilities and attributed net assets as of December 31, 1999 and the combined statements of operations and changes in attributed net assets and cash flows for the year ended December 31, 1999 are derived from the historical combined financial statements of LCP and eStorefronts giving effect to the 44% minority interest in eStorefronts. The combined financial statements as of and for the year ended December 31, 2000 are derived from the historical combined accounts of LCP and eStorefronts for the period from January 1, 2000 through March 9, 2000 and the acquisition of the minority interest in eStorefronts on March 10, 2000. Accordingly, net loss for the year ended December 31, 2000 includes 56% of the eStorefronts operations through March 9, 2000 and 100% thereafter.

All significant intercompany accounts and transactions have been eliminated in combination.

These financial statements have been derived from the combined and consolidated financial statements and accounting records of the Corporation and present the combined financial position and results of operations and cash flows of LCP and eStorefronts as they operated as units of the Corporation, including adjustments and allocations necessary for a fair presentation of the businesses. The financial statements presented may not be indicative of the results that would have been achieved had LCP and eStorefronts operated as unaffiliated entities.

Business -

eStorefronts manages the Company’s strategic Internet services business (“LGI”) and e-commerce partner site activities (operated as “eStorefronts”) and LCP operates the Company’s Computer Products division. The Company is headquartered in Rochester, NY.

LGI is a full spectrum Internet services provider specializing in globalization. LGI creates global and localized Internet solutions for companies which require a sophisticated cost-effective Internet presence. LGI employs a comprehensive approach to Internet services engagements including up-front planning with its strategic consulting services, custom front-end architecture and web site development as well as comprehensive back end support upon web site completion. LGI’s e-commerce and globalization services address business strategy, currency exchange, cultural assessment, logistical support, tax, legal and fraud issues, language requirements and micro-marketing. LGI’s competitive advantage is its focus on supporting globalization of e-business through its proprietary e-commerce solution, Global GatewaySM.

eStorefronts partners with traditional and pure web-based businesses to take those businesses to the Internet through partner sites. eStorefronts participates in the development and implementation of the business plan in exchange for revenue-sharing and/or equity-based arrangements.

LCP was founded in 1989 and is a leading distributor of third-party software to educational entities, including school systems and universities, as well as healthcare, government and corporate customers throughout the United States. LCP has grown consistently for the past 10 years and is being migrated to an Internet-based sales platform.

The Company operates in two reportable segments, Strategic Internet Services, which encompasses LGI and e-Commerce/retail, which includes the Computer Products and partner site businesses.

(2)	Summary of Significant Accounting Policies

Revenue Recognition -

Revenue from uncollateralized e-commerce/retail sales is recognized upon passage of title of the related goods to the customer.

Strategic Internet services revenue is recognized on a percentage of completion basis for fixed fee contracts, based on the ratio of costs incurred to total estimated costs for individual projects. Revenue is recognized as services are performed for time and material contracts at the applicable billing rates.

Unbilled revenue represents revenue earned under contracts in advance of billings. Such amounts are normally converted to accounts receivable within 90 days. Advanced billings represent amounts billed or cash received in advance of services performed or costs incurred under contracts. Any anticipated losses on contracts are charged to earnings when identified.

Cost of Revenue -

Cost of revenue for the e-commerce/retail business is comprised primarily of the purchased cost of products sold and related shipping expense.

Cost of revenue for strategic Internet services consists primarily of project personnel costs such as salaries, employee benefits, training and incentive compensation of billable employees and the cost of any third-party hardware, software or services included in an Internet solution.

Sales and Marketing -

Sales and marketing expenses include advertising, brand name promotions, lead-generation activities as well as salaries, employee benefits, and incentive compensation of personnel in these functions.

General and Administrative -

General and administrative expenses are comprised of the salaries, employee benefits and incentive compensation of personnel responsible for administrative, accounting, legal, and human resources functions, the costs of the Company’s facilities, accounting, legal, insurance, investor relations and other general and administrative activities.

Research/Product Development Costs -

Software development costs are accounted for in accordance with Statement of Financial Accounting Standards (SFAS) No. 86, “Accounting for the Costs of Computer Software to be Sold, Leased, or Otherwise Marketed". This statement requires capitalization of certain software development costs subsequent to the establishment of technological feasibility and prior to general release of the software. Based on the Company’s development process, technological feasibility is established upon completion of a working model. During the fourth quarter of 2000, the Company capitalized $25,000 of costs related to the development of Global GatewaySM and the Logisoft World Tax Tag for Cold Fusion in accordance with SFAS No. 86. These costs will be amortized over the estimated life of the products beginning at the time of the release of the product to customers, which is expected in 2001 for both products. The capitalized cost of $25,000 is included in other assets on the accompanying balance sheet as of December 31, 2000.

Expenses relating to research are expensed as incurred.

Cash and Cash Equivalents -

The Company considers all highly liquid investments with an original maturity of 90 days or less to be cash equivalents. The Company maintains its cash in bank demand deposit accounts which, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk on cash and cash equivalents.

Short-Term Investments -

Short-term investments are classified as available-for-sale and are recorded at fair value based on quoted market prices. The cost of debt securities available-for-sale are adjusted for amortization of premiums and discounts to maturity. Interest and amortization of premiums and discounts for all securities are included in interest income. Unrealized gains and losses are reported as a component of attributed net assets. Realized and unrealized gains and losses from available-for-sale securities were not material for any year presented.

Inventory -

Inventory consists of goods held for sale. Inventory is stated at the lower of cost, determined on a first-in, first-out (FIFO) basis, or market.

Property and Equipment -

Property and equipment is recorded at cost. Expenditures for renewals and improvements that significantly add to the productive capacity or extend the useful life of an asset are capitalized. Expenditures for maintenance and repairs are charged to operations as incurred. Depreciation and amortization is provided using the straight-line method over the estimated useful lives of the assets as follows:

Buildings and improvements	40 years

Leasehold improvements	7 years or term of lease, if shorter

Computers and office equipment	3 - 7 years

Software	1 - 5 years

Furniture and fixtures	7 - 10 years

Computers and office equipment includes the Company’s computer network, computers and general office equipment. Software includes the capitalized cost of the Company’s web site and accounting and project management software that was purchased and implemented during 2000.

In May 2000, the Emerging Issues Task Force issued EITF 00-2, “Accounting for Web Site Development Costs”, which is required to be adopted for web site development costs incurred in fiscal quarters beginning after June 30, 2000. The issue provides guidance on how entities should account for web site development costs, requiring that certain costs, such as planning and operating costs, be expensed and other costs, including development and initial graphics creation, be capitalized. EITF 00-2 is not intended to address the accounting for the hardware infrastructure costs (for example, servers) that are necessary to support a web site. Web site development costs may be internal or external costs. In addition, accounting for the costs of web site development conducted for others under contractual arrangements is part of reporting on contracts in general and is not covered by EITF 00-2. The Company capitalizes development costs related to its own web site in accordance with EITF 00-2.

The Company reviews quarterly its property and equipment in accordance with the Statement of Financial Accounting Standards No. 121 “Accounting for the Impairment of Long Lived Assets” to determine if its carrying costs will be recovered from future operating cash flows. In cases where the Company does not expect to recover its carrying costs, the Company recognizes an impairment loss. The Company has not recognized a loss on the impairment of assets in the accompanying financial statements.

Intangible Assets -

Intangible assets consist of goodwill and deferred financing costs. Goodwill is being amortized over its estimated useful life of five (5) years. Deferred financing fees are amortized on a straight-line basis over the term of the related mortgage.

The carrying value of goodwill and other intangible assets are reviewed if facts and circumstances suggest that they may be impaired. If this review indicates goodwill or other intangibles will not be recoverable, as determined based on future expected cash flows or other fair value determinations, the Company’s carrying value of the goodwill or other intangibles are reduced to fair value.

Attributed Net Assets -

The increases in attributed net assets include transactions between the Corporation and LCP and eStorefronts including, but not limited to, capital investments in the Company and provision of services to/from the Company. The capital raised pursuant to the Mergers is being used to fund the operation and growth of the Company. Accordingly, the Corporation has invested a significant amount of that capital in the Company during 2000. Intercompany cash disbursements and collections, advances, loans and repayments between the Corporation and the Company have also been reflected as changes in attributed net assets in the accompanying combined financial statements.

The Company provides certain services to the Corporation in the areas of finance, taxation, legal and human resources, among others. Management believes that charges and allocations of expense for these services are reasonable. The Corporation does not provide any significant services to the Company. Earnings from investments have been allocated to the Company based on cash invested in the Company by the Corporation.

Advertising Costs -

The Company expenses advertising costs as incurred. The Company recorded advertising expense of $6,500 and $88,177 for the years ended December 31, 1999 and 2000, respectively.

Income Taxes -

The Company has applied the asset and liability approach for financial accounting and reporting purposes for income taxes. The Company accounts for certain items of income and expense in different time periods for financial reporting and income tax purposes. Provisions for deferred income taxes are made in recognition of such temporary differences, where applicable. A valuation allowance is established against deferred tax assets unless the Company believes it is more likely than not that the benefit will be realized.

Fair Value of Financial Instruments -

The carrying amounts of financial instruments including cash and cash equivalents, short-term investments, accounts receivable, notes receivable, accounts payable and accrued expenses approximate fair value. The carrying amount of long-term debt approximates fair value based on current rates of interest available to the Company for loans of similar maturities.

Estimates -

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. The estimates and assumptions used in the accompanying combined and consolidated financial statements are based upon management’s evaluation of the relevant facts and circumstances as of the date of the financial statements. Actual results could differ from those estimates.

(3)	Subsequent Events

In April 2001, eRCG signed a letter of intent with certain shareholders of the Corporation (the “Selling Shareholders”) to acquire the Company from the Selling Shareholders. Pursuant to an Agreement and Plan of Corporate Separation, the Selling Shareholders will acquire all of the issued and outstanding shares of the Company in an exchange for their shares of the Corporation, (the Split-off).

The Split-off would require that at least $1,000,000 in cash, investments, notes receivable and other assets remain in the Corporation and that the Corporation also retain the Company’s CHIPS Computer Services Business.

Prior to the Split-off, the Corporation will contribute all of the issued and outstanding shares of eStorefronts to LCP such that eStorefronts becomes a wholly-owned subsidiary of LCP.

The Split-Off and the eRCG acquisition of the Company are expected to take place concurrently in May 2001.

Other expense on the accompanying Statements of Operations and Changes in Attributed Net Assets for the year ended December 31, 2000 includes a $449,000 adjustment of goodwill to reduce the LCP net assets to the current value of the Merger Consideration excluding 500,000 shares representing Contingent Consideration in eRCG’s proposed acquisition of the Company.

(4)	Acquisition of e-tailing Assets and Rights

On July 1, 2000, eStorefronts purchased certain e-tailing assets and rights of Sentry Group (Sentry) related to the sale of safes and related products on-line. This business is operated under the name Safesmith.com.sm Under the contract with Sentry, LGI must provide $200,000 of strategic Internet services to Sentry over the 18 months following July 1, 2000. Revenue is recognized as these services are delivered to Sentry. During 2000, $157,000 of revenue was recognized from the delivery of services as required under this contract. At December 31, 2000, the Company’s remaining obligation to provide services to Sentry is $43,000, which is included in advanced billings in the accompanying financial statements.

Additionally, Sentry agreed to provide Safesmith.comsm with its initial safe inventory requirements to operate the new security site at manufactured cost plus 10% for up to $200,000 of product at Sentry’s manufactured cost for product to be delivered to Safesmith.comsm by February 2001.

(5)	Short-Term Investments

Short-term investments consist of the following at December 31, 2000:

Corporate bonds	$1,000,000

Commercial paper	860,023

Other	14,107

$1,874,130

The market value of the Company’s investments approximated their cost at December 31, 2000.

(6)	Inventory

Inventory consists of the following at December 31:

	1999	2000

Goods held for resale	$542	$46,419

Less: Reserve against goods held for resale	—	(7,200)

	$542	$39,219

(7)	Prepaid Expenses and Other Current Assets

Prepaid expenses and other current assets consist of the following at December 31:

	1999	2000

Marketing/trade-shows	$—	$63,864

Income tax receivable	—	32,744

Rent	—	23,828

Deposits	—	10,000

Software support	—	13,340

Recruiting costs	—	6,492

Other	4,884	25,310

	$4,884	$175,578

(8)	Property and Equipment

Property and equipment consists of the following at December 31:

	1999	2000

Land, building and improvements	$290,531	$292,945

Leasehold improvements	—	29,193

Computer and office equipment	163,946	655,151

Software	—	122,631

Furniture and fixtures	16,584	186,605

	471,061	1,286,525

Less: Accumulated depreciation and amortization	(104,020)	(217,969)

	$367,041	$1,068,556

The Company has approximately $310,000 of property and equipment held under capital lease arrangements at December 31, 2000. Accumulated amortization of approximately $28,000 related to these leases has been recognized at December 31, 2000. Amortization of the assets recorded under capital lease obligations is included in depreciation expense in the accompanying financial statements.

In the third quarter of 2000, the Company completed the development of its own web site. Certain costs, totaling $12,000, have been capitalized in accordance with EITF 00-2 and are included as software in these financial statements. These costs are being amortized over the estimated useful life of one year.

(9)	Intangible Assets

Intangible assets consist of the following at December 31:

	1999	2000

Goodwill	$—	$2,180,000

Deferred financing costs	7,147	7,147

	7,147	2,187,147

Less: Goodwill adjustment	—	(27,968)

Less: Accumulated amortization	(1,123)	(788,914)

	$6,024	$1,370,265

Goodwill of $1,980,000 relating to the purchase of the 44% minority interest in eStorefronts is being amortized over five years. Other expense on the accompanying Statements of Operations and Changes in Attributed Net Assets for the year ended December 31, 2000 includes a $449,000 adjustment of goodwill to reduce the LCP net assets to the current value of the Merger Consideration excluding the 500,000 shares of Contingent Consideration.

The $200,000 cost of purchasing certain e-tailing assets and rights from Sentry Group was capitalized as goodwill and is being amortized over the estimated useful life of five years. Sentry Group agreed to supply Safesmith.comSM with initial inventory at manufactured cost plus 10% up to $200,000 of manufactured cost for product to be delivered to Safesmith.comSM by February 2001. Goodwill is also reduced for the difference between the initial inventory purchases at cost plus 10% and the normal negotiated pricing of product from Sentry to Safesmith.comSM applicable after the initial inventory orders. The reduction of goodwill relating to these purchases was $27,968 for the year ended December 31, 2000.

(10)	Other Assets

Other assets consist of the following at December 31:

	1999	2000

Deposits on office space	$—	$35,784

Capitalized software costs	—	25,000

	$—	$60,784

(11)	Accrued Expenses

Accrued expenses consists of the following at December 31:

	1999	2000

Payroll and related	$54,794	$87,258

Vacation	8,579	77,929

Legal and accounting	—	53,500

Provision for restructuring	—	45,000

Stock transaction costs	—	30,000

Bonuses	298,207	25,000

Provision to straight-line rent expense	—	21,130

Income taxes	20,844	—

Other	7,105	130,863

	$389,529	$470,680

(12)	Financing Arrangements

Long-Term Debt -

Long-term debt consists of the following at December 31:

	1999	2000

Mortgage payable to a bank in monthly installments of $1,751, including interest at 7.96% through October 2015 collateralized by the building	$198,154	$188,503

Capital lease obligation payable in monthly installments of $5,236, including interest at prime plus 1.0% through October 2003 collateralized by the related equipment	—	157,269

Capital lease obligation payable in monthly installments of $4,199, including interest at prime plus .5% through June 2003 collateralized by the related equipment	—	111,041

Capital lease obligation payable in monthly installments of $367, including interest at 7.00% through June 2002	11,010	5,932

	209,164	462,745

Less: Current portion	(9,428)	(100,110)

	$199,736	$362,635

In June 2000, the Company entered into a three year lease on furniture and computer equipment for $131,205. The lease transfers title of these assets to the Company at the end of the lease term. Accordingly, it is being accounted for as a capital lease. The interest rate on this lease at December 31, 2000 was 9.5%.

Also, in September 2000, the Company entered into a three year lease on furniture and computer equipment for $161,095. The lease transfers title of these assets to the Company at the end of the lease term. Accordingly, it is being accounted for as a capital lease. The interest rate on this lease at December 31, 2000 was 10.0%.

Subsequent to year-end, the Company repaid these capital leases.

Future maturities of the mortgage payable and capital leases are as follows at December 31, 2000:

		Capital
	Mortgage	Leases	Total

2001	$6,235	$117,619	$123,854

2002	6,750	115,050	121,800

2003	7,307	82,788	90,095

2004	7,910	—	7,910

2005	8,564	—	8,564

Thereafter	151,737	—	151,737

	188,503	315,457	503,960

Less: Interest portion	—	(41,215)	(41,215)

	$188,503	$274,242	$462,745

Line-of-Credit -

The Company may borrow up to $500,000 under the terms of an annually renewable working capital line-of-credit agreement. Amounts borrowed bear interest at the prime rate plus 1% (10.0% at December 31, 2000) and are collateralized by all assets of the Company. There were no amounts outstanding at December 31, 2000. Subsequent to year-end, the Company terminated its line-of-credit agreement. At December 31, 1999, there was $350,000 outstanding under the terms of a similar line-of-credit agreement.

Debt Covenants -

Certain of the financing arrangements require the Company to maintain certain financial covenants and a minimum investment to be held by the bank of $1,000,000. The Company is in compliance with these covenants at December 31, 2000.

(13)	Attributed Net Assets

Other increases (decreases) in the attributed net assets consist of the following for the years ended December 31:

	1999	2000

Capital contributed from Corporation to the Company, net	$(8,381)	$5,233,226

Stock compensation charges	77,400	46,895

Goodwill on acquisition of eStorefronts minority interest	—	1,980,000

Other increases, net	$69,019	$7,260,121

The stock compensation charges and goodwill were non-cash contributions. The stock compensation charge in 1999 related to the issuance of shares for services rendered to eStorefronts valued at $150,000 less the 44% minority interest. The stock compensation charge in 2000 relates to options issued below fair market value on the date of grant to two employees and two consultants of eStorefronts. The expense associated with these options is being recognized generally over one year. As described in Note 1, the goodwill of $1,980,000 resulted from the acquisition of the minority interest in eStorefronts by LCP. At December 31, 2000, the Company retained a $30,000 liability related to stock transaction costs incurred by the Corporation during 2000. This is reflected as a decrease in the capital contribution from the Corporation to the Company in 2000.

(14)	Income Taxes

The components of the deferred tax asset (liability) are as follows at December 31:

	1999	2000

Assets:

Net operating loss carryforward	$45,070	$872,000

Accrued expenses	117,640	34,000

	162,710	906,000

Valuation allowance	(125,070)	(872,000)

	37,640	34,000

Liabilities:

Depreciation	(19,354)	(40,000)

	$18,286	$(6,000)

At December 31, 1999 and 2000, a valuation allowance was provided for the portion of the deferred tax asset for which realization was not reasonably assured.

At December 31, 2000, the Company had a net operating loss carryforward of approximately $2,180,000 available to offset future taxable income, if any. This carryforward expires in 2020.

The transactions contemplated by the Plan of Corporate Separation and Reorganization and the eRCG acquisition described in Note 3 will limit the future annual use of the net operating loss deduction to the value of the Company, as defined by the Internal Revenue Code, on the date of the transactions multiplied by the applicable federal rate (approximately 5.8%) due to the change in control which will result from the transactions.

The components of the benefit (provision) for income taxes consist of the following for the years ended December 31:

	1999	2000

Current:

Federal	$(24,716)	$31,000

State	(9,405)	(8,148)

	(34,121)	22,852

Deferred:

Federal	21,802	(20,643)

State	6,330	(3,643)

	28,132	(24,286)

	$(5,989)	$(1,434)

A reconciliation of the federal statutory rate and the effective income tax rate is as follows for the years ended December 31:

	1999	2000

Federal income tax benefit at the statutory rate (34%)	$125,475	$949,380

State income taxes, net of federal benefit	22,145	167,540

Non-deductible amortization	—	(307,200)

Other non-deductible expenses	(68,907)	(25,718)

Change in valuation allowance	(108,056)	(746,930)

Other	23,354	(38,506)

	$(5,989)	$(1,434)

The non-deductible expenses in 1999 relate primarily to compensation expense recorded for financial statement purposes related to stock grants made during the year. The non-deductible expenses, excluding amortization of goodwill, in 2000 relate to meals and entertainment and stock compensation expense.

(15)	Commitments

In 2000, the Company entered into an agreement to lease office space under a non-cancelable lease arrangement. The future minimum lease payments required under this lease are as follows:

2001	$187,701

2002	207,092

2003	215,532

2004	215,532

2005	215,532

Thereafter	71,844

$1,113,233

Rent expense is being recognized on a straight-line basis over the term of this operating lease. The Company recognized rent expense of $136,512 during 2000.

(16)	Business Segments

The Company operates in two business segments: e-commerce/retail and strategic Internet services and a separate corporate services unit. The Company’s reportable segments are strategic business units that offer different products and services. They are managed separately because each segment requires different technology, strategic competencies and marketing strategies.

A summary of the Company’s business segments are as follows:

		Strategic
	e-commerce/	Internet
	Retail	Services	Corporate

Year ended December 31, 2000:

Revenue	$4,386,372	$1,643,958	$—

Income (loss) from operations	(213,677)	(1,835,625)	(413,881)

Depreciation and amortization	56,964	382,791	12,485

Identifiable assets	1,511,978	2,824,824	1,963,008

Capital expenditures	22,948	699,256	97,197

Year ended December 31, 1999:

Revenue	$3,594,497	$614,098	$—

Income (loss) from operations	137,189	20,470	(492,708)

Depreciation and amortization	5,017	9,297	8,500

Identifiable assets	910,373	215,214	372,498

Capital expenditures	29,351	13,722	17,973

The operating results for strategic Internet services in the year ended December 31, 2000 include $319,000 of goodwill amortization related to the purchase of the minority interest in eStorefronts.

The large increase in identifiable assets related to the strategic Internet services segment as of December 31, 2000 is the result of the funding received in March 2000 and the related goodwill of $1,980,000 from the purchase of the 44% minority interest in eStorefronts.

Corporate assets consist of short-term investments and financial accounting software. The Company’s owned building and land located in Fairport, NY and related equipment is associated with the Company’s e-commerce/retail segment, as it is used primarily by LCP.

Subsequent to March 2000, the Company established a corporate services group, which consists of finance, human resources and information technology staff. The costs of these departments, which benefit both LCP and eStorefronts, consisting mainly of personnel-related expenses, as well as other corporate expenses such as accounting and legal fees, are classified under Corporate. As the formation of this group occurred subsequent to March 2000 and involved the addition of new staff, segment data for prior periods has not been adjusted.

For 1999, the portion of the loss from operations attributable to corporate activity includes the $150,000 stock compensation charge as well as special executive compensation expenses of $334,200, paid in conjunction with the merger transactions consummated in March 2000.

(17)	Concentrations

Revenue from one customer accounted for 20% of total revenue in 1999. Accounts receivable included approximately $597,000 due from this customer at December 31, 1999. During 2000, the Company did not have any individual customers that accounted for 10% or more of the Company’s revenue.

(18)	Non-Cash Transactions

During the year ended December 31, 2000, the Company entered into the following non-cash transactions:

(a)	fixed assets, including furniture and computer equipment, were purchased for $292,300 and financed by two three year capital leases in the amounts of $131,205 and $161,095;

(b)	goodwill of $1,980,000 was recorded as a result of the merger transactions, with a corresponding increase in attributed net assets;

(c)	during the third quarter, in conjunction with the purchase of e-tailing assets and rights from Sentry Group, the Company has agreed to provide $200,000 of services based on standard hourly rates to Sentry Group. This obligation has been recorded in current liabilities in the accompanying financial statements. Through December 31, 2000, $157,000 had been recognized as revenue based on services provided;

(d)	recognized revenue totaling $235,000 relating to barter transactions involving different services or products for services, including the $157,000 from Sentry Group discussed above; and

(e)	Corporation shares were issued in exchange for services to the Company valued at $3,500.

(f)	Reduced eStorefronts goodwill by $449,000 to reflect the current value of the Merger Consideration excluding the 500,000 shares of Contingent Consideration.

In 1999, 337,500 shares of eStorefronts stock were issued to individuals for services rendered. These individuals contributed to the development of the eStorefronts business, resulting in the recording of $150,000 in compensation expense. The compensation expense was recorded at the fair value of eStorefronts stock.

(19)	Employee Benefit Plan

The Company sponsored a Simple IRA plan for employees through December 31, 2000. The Company contributed 3% on behalf of each participating employee’s salary to the plan. Contributions during 1999 and 2000 were not significant.

Beginning in 2001, employees of the Company participate in a 401(k) plan sponsored by the Corporation. Under the provisions of this plan, the Company contributes amounts equal to 50% of the employees’ contribution not to exceed 3% of the employees’ compensation.

(20)	Restructuring Charge

In December 2000, the management of the Company defined and approved a reorganization plan that included eliminating 14 staff positions primarily in the areas of marketing and administration. Total costs of the plan of $45,000 were provided for in the fourth quarter of 2000 and included employee severance, benefits, and legal costs. These costs were included in general and administrative in the accompanying financial statements.

(21)	Related Party Transactions

In 1999, an officer of LCP loaned $12,000 to LCP bearing interest at 10%. The total amount borrowed plus applicable interest was repaid in full in the quarter ended March 31, 2000. The amount outstanding at December 31, 1999 is included under the caption “Note payable - officer” in the accompanying balance sheet.

At December 31, 1999, the Company had $6,909 due from an officer which was repaid in full in 2000.

(22)	Summary of Quarterly Results of Operations (Unaudited)

	For the year ended December 31, 1999

	3/31/99	6/30/99	9/30/99	12/31/99

REVENUE:

E-commerce/retail	$550,719	$1,066,133	$1,017,017	$960,628

Strategic Internet services	80,320	138,651	193,040	202,087

Total revenue	631,039	1,204,784	1,210,057	1,162,715

COST OF REVENUE:

E-commerce/retail	467,879	924,857	896,380	866,762

Strategic Internet services	69,126	77,557	90,373	95,911

Total cost of revenue	537,005	1,002,414	986,753	962,673

Gross profit	94,034	202,370	223,304	200,042

OPERATING EXPENSES:

Sales and marketing	65,542	64,277	70,646	96,764

General and administrative	56,768	67,575	53,549	406,864

Research/product development	—	—	—	—

Bad debt provision	—	—	—	—

Stock based compensation	—	150,000	—	—

Depreciation	6,759	5,051	5,462	5,385

Amortization	87	191	(11)	(110)

Total operating expenses	129,156	287,094	129,646	508,903

Income (loss) from operations	(35,122)	(84,724)	93,658	(308,861)

OTHER INCOME (EXPENSE):

Interest expense	(6,069)	(5,978)	(10,349)	(11,634)

Interest income	—	—	—	—

Other	325	364	(182)	(472)

	(5,744)	(5,614)	(10,531)	(12,106)

Income (loss) before income taxes and minority interest	(40,866)	(90,338)	83,127	(320,967)

BENEFIT FROM (PROVISION FOR) INCOME TAXES	(637)	(2,289)	(1,897)	(1,166)

NET INCOME (LOSS) BEFORE

MINORITY INTEREST	(41,503)	(92,627)	81,230	(322,133)

MINORITY INTEREST	18,241	69,777	3,414	5,494

NET INCOME (LOSS)	$(23,262)	$(22,850)	$84,644	$(316,639)

[Additional columns below]

[Continued from above table, first column(s) repeated]

	For the year ended December 31, 2000

	3/31/00	6/30/00	9/30/00	12/31/00

REVENUE:

E-commerce/retail	$878,814	$1,272,271	$1,175,433	$1,059,854

Strategic Internet services	266,721	288,467	566,637	522,133

Total revenue	1,145,535	1,560,738	1,742,070	1,581,987

COST OF REVENUE:

E-commerce/retail	773,041	1,091,328	1,063,345	946,392

Strategic Internet services	107,228	174,779	328,484	302,846

Total cost of revenue	880,269	1,266,107	1,391,829	1,249,238

Gross profit	265,266	294,631	350,241	332,749

OPERATING EXPENSES:

Sales and marketing	106,411	300,353	514,034	590,485

General and administrative	103,287	418,012	486,528	466,487

Research/product development	—	—	38,514	84,741

Bad debt provision	—	115,000	(16,250)	2,833

Stock based compensation	—	8,031	15,197	20,167

Depreciation	11,431	19,885	32,656	49,477

Amortization	22,089	99,060	109,527	108,115

Total operating expenses	243,218	960,341	1,180,206	1,322,305

Income (loss) from operations	22,048	(665,710)	(829,965)	(989,556)

OTHER INCOME (EXPENSE):

Interest expense	(13,495)	(5,482)	(5,175)	(16,392)

Interest income	19,069	54,181	51,819	45,249

Other	83	(5,407)	(2,059)	(451,503)

	5,657	43,292	44,585	(422,646)

Income (loss) before income taxes and minority interest	27,705	(622,418)	(785,380)	(1,412,202)

BENEFIT FROM (PROVISION FOR) INCOME TAXES	(12,212)	10,806	694	(722)

NET INCOME (LOSS) BEFORE

MINORITY INTEREST	15,493	(611,612)	(784,686)	(1,412,924)

MINORITY INTEREST	1,002	—	—	—

NET INCOME (LOSS)	$16,495	$(611,612)	$(784,686)	$(1,412,924)

LOGISOFT COMPUTER PRODUCTS CORP.

ESTOREFRONTS.NET CORP.

COMBINED STATEMENTS OF ASSETS, LIABILITIES AND ATTRIBUTED NET ASSETS

(Unaudited)

	December 31,	March 31,
	2000	2001

ASSETS

CURRENT ASSETS:

Cash and cash equivalents	$1,003,120	$1,696,201

Short-term investments	1,874,130	10,000

Accounts receivable, net of allowance of $12,600 in 2000	590,498	953,463

Unbilled revenue	83,660	56,586

Inventory	39,219	39,589

Prepaid expenses and other current assets	175,578	203,710

Deferred tax asset	34,000	34,000

Total current assets	3,800,205	2,993,549

PROPERTY AND EQUIPMENT, net	1,068,556	1,105,865

INTANGIBLE ASSETS, net	1,370,265	1,271,072

OTHER ASSETS	60,784	80,184

	$6,299,810	$5,450,670

LIABILITIES AND ATTRIBUTED NET ASSETS

CURRENT LIABILITIES:

Current portion of long-term debt	$100,110	$100,346

Accounts payable	836,444	863,105

Accrued expenses and other current liabilities	470,680	518,258

Advanced billings	145,311	113,457

Total current liabilities	1,552,545	1,595,166

LONG-TERM DEBT, net of current portion	362,635	337,785

DEFERRED TAX LIABILITY	40,000	40,000

Total liabilities	1,955,180	1,972,951

ATTRIBUTED NET ASSETS	4,344,630	3,477,719

	$6,299,810	$5,450,670

The accompanying notes are an integral part of these statements.

LOGISOFT COMPUTER PRODUCTS CORP.

ESTOREFRONTS.NET CORP.

COMBINED STATEMENTS OF OPERATIONS AND CHANGES IN ATTRIBUTED NET ASSETS

(Unaudited)

	Three Months Ended March 31,

	2000	2001

REVENUE:

E-commerce/retail	$878,814	$1,332,266

Strategic Internet services	266,721	527,371

Total revenue	1,145,535	1,859,637

COST OF REVENUE:

E-commerce/retail	773,041	1,170,735

Strategic Internet services	107,228	319,465

Total cost of revenue	880,269	1,490,200

Gross profit	265,266	369,437

OPERATING EXPENSES:

Sales and marketing	106,411	546,904

General and administrative	103,287	452,860

Research/product development	—	65,358

Bad debt provision	—	7,500

Stock based compensation	—	21,524

Depreciation	11,431	64,500

Amortization	22,089	107,693

Total operating expenses	243,218	1,266,339

Income (loss) from operations	22,048	(896,902)

OTHER INCOME (EXPENSE):

Interest expense	(13,495)	(9,880)

Interest income	19,069	21,854

Other	83	3,586

	5,657	15,560

Income (loss) before income taxes and minority interest	27,705	(881,342)

INCOME TAXES	(12,212)	—

Income (loss) before minority interest	15,493	(881,342)

MINORITY INTEREST	1,002	—

NET INCOME (LOSS)	16,495	(881,342)

ATTRIBUTED NET ASSETS, beginning of period	(122,764)	4,344,630

OTHER INCREASES, net	7,100,187	14,431

ATTRIBUTED NET ASSETS, end of period	$6,993,918	$3,477,719

     The accompanying notes are an integral part of these statements.

LOGISOFT COMPUTER PRODUCTS CORP.
ESTOREFRONTS.NET CORP.

COMBINED STATEMENTS OF CASH FLOWS

(Unaudited)

	Three Months Ended March 31,

	2000	2001

CASH FLOW FROM OPERATING ACTIVITIES:

Net income (loss)	$16,495	$(881,342)

Adjustments to reconcile net income (loss) to net cash flow from operating activities:

Minority interest	(1,002)	—

Depreciation and amortization	33,520	172,193

Bad debt provision	—	7,500

Deferred taxes	8,477	—

Stock based compensation	—	21,524

Other non-cash charges	—	14,000

Changes in:

Accounts receivable	14,537	(370,465)

Inventory	(316)	(370)

Prepaid expenses and other current assets	(8,590)	(28,132)

Unbilled revenues, net of advanced billings	1,100	(4,780)

Accounts payable	(225,442)	26,661

Accrued expenses and other current liabilities	(254,614)	47,578

Net cash flow from operating activities	(415,835)	(995,633)

CASH FLOW FROM INVESTING ACTIVITIES:

Cash received from notes receivable — officer	6,909	—

Net proceeds from sales of short-term investments	—	1,864,130

Purchases of property and equipment	(16,011)	(101,809)

Increase in intangible assets	—	(22,500)

Other assets	(28,684)	(19,400)

Net cash flow from investing activities	(37,786)	1,720,421

CASH FLOW FROM FINANCING ACTIVITIES:

Borrowings (repayments) on line-of-credit, net	50,000	—

Repayment of long-term debt	(3,597)	(24,614)

Repayments of note payable — officer	(12,000)	—

Contribution from (to) parent company	5,120,187	(7,093)

Net cash flow from financing activities	5,154,590	(31,707)

CHANGE IN CASH AND CASH EQUIVALENTS	4,700,969	693,081

CASH AND CASH EQUIVALENTS — beginning of period	59,550	1,003,120

CASH AND CASH EQUIVALENTS — end of period	$4,760,519	$1,696,201

SUPPLEMENTAL CASH FLOW INFORMATION:

Cash interest paid	$14,034	$10,189

Cash taxes paid	$1,212	$—

     The accompanying notes are an integral part of these statements.

LOGISOFT COMPUTER PRODUCTS CORP.
ESTOREFRONTS.NET CORP.
NOTES TO COMBINED FINANCIAL STATEMENTS

(Unaudited)

(1)	Basis of Presentation of Financial Statements

These combined financial statements include the operations of Logisoft Computer Products Corp. (“LCP”) and eStorefronts.net Corp. (“eStorefronts”, together with LCP, the “Company”). Both LCP and eStorefronts are wholly-owned operating units of Team Sports Entertainment, Inc. formerly known as Logisoft Corp. (the “Corporation”), a Delaware corporation which is publicly traded on the Over the Counter Bulletin Board. As more fully described in Note 3, a group of shareholders of the Corporation expects to exchange shares of the Corporation for all of the issued and outstanding shares of the Company (the “Split-off”) and that shareholder group subsequently entered into an agreement to sell the Company to eResource Capital Group, Inc. (eRCG), as described further in Note 3. In accordance with the Split-off, the information presented in these financial statements excludes the Company’s CHIPS Computer service business and certain other assets and liabilities which consist primarily of cash, investments and notes receivable, which are being retained by the Corporation.

On March 10, 2000, LCP and eStorefronts were acquired by the Corporation, a public shell company, in separate merger transactions involving the exchange of all of the shares of LCP and eStorefronts for 7,500,000 and 4,500,000 shares of the Corporations common stock, respectively (the “Mergers”). In conjunction with these transactions, the Corporation raised $5,500,000 through the sale of 5,500,000 shares of its common stock in a private placement. Prior to the completion of the Mergers, the Corporation sold its only operating business for which it received a note receivable in the amount of $720,000. At the time of the Mergers, the principals of LCP owned 56% of eStorefronts.

For accounting purposes, the March 2000 LCP transaction has been recorded as an issuance of stock by LCP in exchange for the assets of the Corporation and the eStorefronts transaction has been accounted for at historical cost for the 56% of eStorefronts controlled by LCP. The acquisition of the remaining 44% of eStorefronts was accounted for at fair value, resulting in the recording of goodwill of $1,980,000. This goodwill is included in these combined financial statements due to the fact that LCP was considered the acquirer for accounting purposes with regard to the Mergers.

The combined statements of assets, liabilities and attributed net assets as of December 31, 1999 and the combined statements of operations and changes in attributed net assets and cash flows for the year ended December 31, 1999 are derived from the historical combined financial statements of LCP and eStorefronts giving effect to the 44% minority interest in eStorefronts. The combined financial statements as of and for the year ended December 31, 2000 are derived from the historical combined accounts of LCP and eStorefronts for the period from January 1, 2000 through March 9, 2000 and the acquisition of the minority interest in eStorefronts on March 10, 2000. Accordingly, net loss for the year ended December 31, 2000 includes 56% of the eStorefronts operations through March 9, 2000 and 100% thereafter.

Business -

eStorefronts manages the Company’s strategic Internet services business (“LGI”) and e-commerce partner site activities (operated as “eStorefronts”) and LCP operates the Company’s Computer Products division. The Company is headquartered in Rochester, NY.

LGI is a full spectrum Internet services provider specializing in globalization. LGI creates global and localized Internet solutions for companies which require a sophisticated cost-effective Internet presence. LGI employs a comprehensive approach to Internet services engagements including up-front planning with its strategic consulting services, custom front-end architecture and web site development as well as comprehensive back end support upon web site completion. LGI’s e-commerce and globalization services address business strategy, currency exchange, cultural assessment, logistical support, tax, legal and fraud issues, language requirements and micro-marketing. LGI’s competitive advantage is its focus on supporting globalization of e-business through its proprietary e-commerce solution, Global Gateway SM.

eStorefronts partners with traditional and pure web-based businesses to take those businesses to the Internet through partner sites. eStorefronts participates in the development and implementation of the business plan in exchange for revenue-sharing and/or equity-based arrangements.

LCP was founded in 1989 and is a leading distributor of third-party software to educational entities, including school systems and universities, as well as healthcare, government and corporate customers throughout the United States. LCP has grown consistently for the past 10 years and is being migrated to an Internet-based sales platform.

The Company operates in two reportable segments, Strategic Internet Services, which encompasses LGI and e-Commerce/retail, which includes the Computer Products and partner site businesses.

(2)	Summary of significant accounting policies

Revenue Recognition -

Revenue from uncollateralized e-commerce/retail sales is recognized upon passage of title of the related goods to the customer.

Strategic Internet services revenue is recognized on a percentage of completion basis for fixed fee contracts, based on the ratio of costs incurred to total estimated costs for individual projects. Revenue is recognized as services are performed for time and material contracts at the applicable billing rates.

Unbilled revenue represents revenue earned under contracts in advance of billings. Such amounts are normally converted to accounts receivable within 90 days. Advanced billings represent amounts billed or cash received in advance of services performed or costs incurred under contracts. Any anticipated losses on contracts are charged to earnings when identified.

Cost of Revenue -

Cost of revenue for the e-commerce/retail business is comprised primarily of the purchased cost of products sold and related shipping expense.

Cost of revenue for strategic Internet services consists primarily of project personnel costs such as salaries, employee benefits, training and incentive compensation of billable employees and the cost of any third-party hardware, software or services included in an Internet solution.

Sales and Marketing -

Sales and marketing expenses include advertising, brand name promotions, lead-generation activities as well as salaries, employee benefits, and incentive compensation of personnel in these functions.

General and Administrative -

General and administrative expenses are comprised of the salaries, employee benefits and incentive compensation of personnel responsible for administrative, accounting, legal, and human resources functions, the costs of the Company’s facilities, accounting, legal, insurance, investor relations and other general and administrative activities.

Research/Product Development Costs -

Software development costs are accounted for in accordance with Statement of Financial Accounting Standards (SFAS) No. 86, “Accounting for the Costs of Computer Software to be Sold, Leased, or Otherwise Marketed". This statement requires capitalization of certain software development costs subsequent to the establishment of technological feasibility and prior to general release of the software. Based on the Company’s development process, technological feasibility is established upon completion of a working model. During the quarter ended March 31, 2001, the Company capitalized $15,000 of costs related to the development of Global GatewaySM and the Logisoft World Tax Tag for Cold Fusion in accordance with SFAS No. 86. These costs will be amortized over the estimated life of the products beginning at the time of the release of the product to customers, which is expected in 2001 for both products. The capitalized cost of $40,000 is included in other assets on the accompanying balance sheet as of March 31, 2001.

Expenses relating to research are expensed as incurred.

Cash and Cash Equivalents -

The Company considers all highly liquid investments with an original maturity of 90 days or less to be cash equivalents. The Company maintains its cash in bank demand deposit accounts which, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk on cash and cash equivalents.

Short-Term Investments -

Short-term investments are classified as available-for-sale and are recorded at fair value based on quoted market prices. The cost of debt securities available-for-sale are adjusted for amortization of premiums and discounts to maturity. Interest and amortization of premiums and discounts for all securities are included in interest income. Unrealized gains and losses are reported as a component of attributed net assets. Realized and unrealized gains and losses from available-for-sale securities were not material for any year presented.

Inventory -

Inventory consists of goods held for sale. Inventory is stated at the lower of cost, determined on a first-in, first-out (FIFO) basis, or market.

Property and Equipment -

Property and equipment is recorded at cost. Expenditures for renewals and improvements that significantly add to the productive capacity or extend the useful life of an asset are capitalized. Expenditures for maintenance and repairs are charged to operations as incurred. Depreciation and amortization is provided using the straight-line method over the estimated useful lives of the assets as follows:

Buildings and improvements	40 years

Leasehold improvements	7 years or term of lease, if shorter

Computers and office equipment	3 — 7 years

Software	1 — 5 years

Furniture and fixtures	7 — 10 years

Computers and office equipment includes the Company’s computer network, computers and general office equipment. Software includes the capitalized cost of the Company’s web site and accounting and project management software that was purchased and implemented during 2000.

In May 2000, the Emerging Issues Task Force issued EITF 00-2, “Accounting for Web Site Development Costs”, which is required to be adopted for web site development costs incurred in fiscal quarters beginning after June 30, 2000. The issue provides guidance on how entities should account for web site development costs, requiring that certain costs, such as planning and operating costs, be expensed and other costs, including development and initial graphics creation, be capitalized. EITF 00-2 is not intended to address the accounting for the hardware infrastructure costs (for example, servers) that are necessary to support a web site. Web site development costs may be internal or external costs. In addition, accounting for the costs of web site development conducted for others under contractual arrangements is part of reporting on contracts in general and is not covered by EITF 00-2. The Company capitalizes development costs related to its own web site in accordance with EITF 00-2.

The Company reviews quarterly its property and equipment in accordance with the Statement of Financial Accounting Standards No. 121 “Accounting for the Impairment of Long Lived Assets” to determine if its carrying costs will be recovered from future operating cash flows. In cases where the Company does not expect to recover its carrying costs, the Company recognizes an impairment loss. The Company has not recognized a loss on the impairment of assets in the accompanying financial statements.

Intangible Assets -

Intangible assets consist of goodwill and deferred financing costs. Goodwill is being amortized over its estimated useful life of five (5) years. Deferred financing fees are amortized on a straight-line basis over the term of the related mortgage.

The carrying value of goodwill and other intangible assets are reviewed if facts and circumstances suggest that they may be impaired. If this review indicates goodwill or other intangibles will not be recoverable, as determined based on future expected cash flows or other fair value determinations, the Company’s carrying value of the goodwill or other intangibles are reduced to fair value.

Attributed Net Assets -

The increases in attributed net assets include transactions between the Corporation and LCP and eStorefronts including, but not limited to, capital investments in the Company and provision of services to/from the Company. The capital raised pursuant to the Mergers is being used to fund the operation and growth of the Company. Accordingly, the Corporation has invested a significant amount of that capital in the Company during 2000 and through the quarter ended March 31, 2001. Intercompany cash disbursements and collections, advances, loans and repayments between the Corporation and the Company have also been reflected as changes in attributed net assets in the accompanying combined financial statements.

The Company provides certain services to the Corporation in the areas of finance, taxation, legal and human resources, among others. Management believes that charges and allocations of expense for these services are reasonable. The Corporation does not provide any significant services to the Company. Earnings from investments have been allocated to the Company based on cash invested in the Company by the Corporation.

Advertising Costs -

The Company expenses advertising costs as incurred. The Company recorded advertising expense of $37,600 and $3,300 for the three month periods ended March 31, 2001 and 2000, respectively.

Income Taxes -

The Company has applied the asset and liability approach for financial accounting and reporting purposes for income taxes. The Company accounts for certain items of income and expense in different time periods for financial reporting and income tax purposes. Provisions for deferred income taxes are made in recognition of such temporary differences, where applicable. A valuation allowance is established against deferred tax assets unless the Company believes it is more likely than not that the benefit will be realized.

Fair Value of Financial Instruments -

The carrying amounts of financial instruments including cash and cash equivalents, short-term investments, accounts receivable, notes receivable, accounts payable and accrued expenses approximate fair value. The carrying amount of long-term debt approximates fair value based on current rates of interest available to the Company for loans of similar maturities.

Estimates -

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. The estimates and assumptions used in the accompanying combined and consolidated financial statements are based upon management’s evaluation of the relevant facts and circumstances as of the date of the financial statements. Actual results could differ from those estimates.

(3)	Subsequent Events

In April 2001, eRCG signed a letter of intent with certain shareholders of the Corporation (the “Selling Shareholders”) to acquire the Company from the Selling Shareholders. Pursuant to an Agreement and Plan of Corporate Separation, the Selling Shareholders acquired all of the issued and outstanding shares of the Company in an exchange for their shares of the Corporation, (the Split-off).

The Split-off required that at least $1,000,000 in cash, investments, notes receivable and other assets remain in the Corporation and that the Corporation also retain the Company’s CHIPS Computer Services Business.

Prior to the Split-off, the Corporation contributed all of the issued and outstanding shares of eStorefronts to LCP such that eStorefronts becomes a wholly-owned subsidiary of LCP.

The Split-Off was completed on May 15, 2001 and eRCG’s acquisition of the Company was completed on June 19, 2001. The number of shares to be issued to the Selling Shareholders in connection with eRCG’s acquisition of the Company is 6,000,000 shares (the “Merger Consideration”). A portion of the merger consideration, 500,000 shares, that otherwise would have been issued to certain of the Selling Shareholders in connection with the acquisition will only be issued if the Company achieves certain revenue and profitability objectives during the fiscal year ended June 30, 2002 (the “Contingent Consideration”).

(4)	Acquisition of e-tailing Assets and Rights

On July 1, 2000, Logisoft purchased certain e-tailing assets and rights of Sentry Group (Sentry) related to the sale of safes and related products on-line. This transaction was completed by eStorefronts, the Company’s e-commerce partnerships division and is operated under the name Safesmith.comSM. Under the contract with Sentry, Logisoft must provide $200,000 of strategic Internet services to Sentry over the 18 months following July 1, 2000. Revenue is recognized as these services are delivered to Sentry. The Company recognized $14,400 of revenue from the delivery of services as required under this contract during the three months ended March 31, 2001. As of March 31, 2001, the Company’s remaining obligation to provide services to Sentry is $29,000, which is included in advanced billings in the accompanying financial statements.

Additionally, Sentry agreed to provide Logisoft with its initial safe inventory requirements to operate the new security site at manufactured cost plus 10% for up to $200,000 of product at Sentry’s manufactured cost for product to be delivered to Logisoft by February 2001.

(5)	Property and Equipment

Property and equipment consists of the following:

	December 31,	March 31,
	2000	2001

Land, building and improvements	$292,945	$292,945

Leasehold improvements	29,193	29,193

Computer and office equipment	655,151	712,253

Software	122,631	161,085

Furniture and fixtures	186,605	192,858

	1,286,525	1,388,334

Less: Accumulated depreciation and amortization	(217,969)	(282,469)

	$1,068,556	$1,105,865

(6)	Intangible Assets

	December 31,	March 31,
	2000	2001

Goodwill	$2,180,000	$2,202,500

Deferred financing costs	7,147	7,147

	2,187,147	2,209,647

Less: Goodwill adjustment	(27,968)	(41,968)

Less: Accumulated amortization	(788,914)	(896,607)

	$1,370,265	$1,271,072

Intangible assets consist of the following:

Goodwill of $1,980,000 relating to the purchase of the 44% minority interest in eStorefronts is being amortized over five years. In 2000, goodwill was reduced by an additional $449,000 to reduce the LCP net assets to the current value of the Merger Consideration excluding the 500,000 shares of Contingent Consideration, at the time of the issuance of the Company’s combined financial statements as of December 31, 2001.

The $200,000 cost of purchasing certain e-tailing assets and rights from Sentry Group was capitalized as goodwill and will be amortized over the estimated useful life of five years. Sentry Group agreed to supply Safesmith.comSM’s initial inventory at manufactured cost plus 10% up to $200,000 of manufactured cost. Goodwill is also reduced for the difference between the initial inventory purchases at cost plus 10% and the normal negotiated pricing to Safesmith.com applicable after the initial inventory orders. This goodwill adjustment was $14,000 for the three months ended March 31, 2001.

In February 2001, the Company purchased the assets of a Rochester-based creative firm for $26,500, of which $22,500 was allocated to goodwill. This goodwill is being amortized over its estimated useful life of two years beginning March 2001.

(7)	Other Assets

Consists of deposits on office space and the capitalized costs for development of Global GatewaySM and World Tax Tag for Cold Fusion.

(8)	Financing Arrangements

Long-Term Debt -

Long-term debt consists of the following at:

	December 31,	March 31,
	2000	2001

Mortgage payable to a bank in monthly installments of $1,751, including interest at 7.96% through October 2015 collateralized by the building.	$188,503	$186,479

Capital lease obligation payable in monthly installments of $5,236, including interest at prime plus 1.0% through October 2003 collateralized by the related equipment.	157,269	145,588

Capital lease obligation payable in monthly installments of $4,199, including interest at prime plus .5% through June 2003 collateralized by the related equipment.	111,041	101,139

Capital lease obligation payable in monthly installments of $367, including interest at 7.00% through June 2002.	5,932	4,925

	462,745	438,131

Less: Current portion	(100,110)	(100,346)

	$362,635	$337,785

The Company paid off its capital leases in full, including all accrued interest, on April 2, 2001.

Line-of-Credit -

At December 31, 2000, the Company had available an annually renewable working capital line-of-credit agreement in which the Company could borrow $500,000. This line-of-credit agreement was terminated by the Corporation during the three months ended March 31, 2001.

Debt Covenants -

Certain of the financing arrangements require the Company to maintain certain financial covenants. The Company is in compliance with all of these covenants as of March 31, 2001.

(9)	Attributed Net Assets

Other increases (decreases) in the attributed net assets consist of the following for the three month periods ended March 31, 2001 and 2000:

	2001	2000

Capital contributed from Corporation to the Company, net	$(7,093)	$5,120,187

Stock compensation charges	21,524	—

Goodwill on acquisition of eStorefronts minority interest	—	1,980,000

Other increases, net	$14,431	$7,100,187

The stock compensation charges and goodwill were non-cash contributions. The stock compensation charge in 2001 relates to options issued below fair market value on the date of grant to two employees and two consultants of eStorefronts. The expense associated with these options is being recognized generally over one year. As described in Note 1, the goodwill of $1,980,000 resulted from the acquisition of the minority interest in eStorefronts by LCP.

(10)	Income Taxes

Income taxes for the three months ended March 31, 2000 and 2001 have been provided at the effective income tax rate expected for the calendar year, adjusted for valuation allowances.

(11)	Business Segments

The Company operates in two business segments: e-commerce/retail and strategic Internet services. The Company’s reportable segments are strategic business units that offer different products and services. They are managed separately because each segment requires different technology, strategic competencies and marketing strategies.

A summary of the Company’s two business segments are as follows:

		Strategic
	e-Commerce/	Internet
	Retail	Services	Corporate

Three months ended March 31, 2001:

Revenue	$1,352,631	$574,371	$—

Income (loss) from operations	(56,144)	(642,659)	(194,348)

Depreciation and amortization	15,300	148,693	9,000

Identifiable assets	1,441,539	4,070,465	1,021,622

Capital expenditures	—	94,531	7,278

Three months ended March 31, 2000:

Revenue	$924,520	$266,721	$—

Income (loss) from operations	(32,088)	61,910	(3,986)

Depreciation and amortization	27,627	2,707	3,986

Identifiable assets	2,891,697	2,180,500	3,133,492

Capital expenditures	8,042	13,489	—

The operating results for strategic Internet services in the three months ended March 31, 2000 and 2001 include $22,000 and $99,000, respectively, of goodwill amortization related to the purchase of the minority interest in eStorefronts.

Corporate assets consist primarily of cash and cash equivalents, the notes receivable arising from the March 2000 merger transactions and a loan receivable from an officer. The Company’s owned building and land located in Fairport, NY and related equipment is associated with the Company’s e-commerce/retail segment, as it is used primarily by the computer products resale business.

Subsequent to March 2000, the Company established a corporate services group, which consists of finance, human resources and information technology staff. The costs of these departments, consisting mainly of personnel-related expenses, as well as other corporate expenses such as accounting and legal fees, public and investor relations, are classified under Corporate. As the formation of this group occurred subsequent to March 2000 and involved the addition of new staff, segment data for the three months ended March 31, 2000 has not been adjusted.

(12)	Concentrations

Revenue from one customer accounted for 15% of the total Company revenue for the three months ended March 31, 2000.

Revenue from a different customer accounted for 16% of the total Company revenue for the three months ended March 31, 2001. Accounts receivable at March 31, 2001 included $113,000 from this customer.

(13)	Non-Cash Transactions

During the three months ended March 31, 2001, the Company entered into the following non-cash transactions:

(a) Recognized revenue totaling $35,700 related to barter transactions.

(b) Issued 48,000 shares of the Corporation’s common stock to two vendors in lieu of payment valued at $15,000. The entities that received these shares were Selling Shareholders with regard to eRCG’s acquisition of the Company.

(14)	Related-party Transactions

During the three months ended March 31, 2001, the Company recognized revenue of $35,000 from eRCG and its subsidiaries.

INTRODUCTION — Pro Forma Financial Statements

On September 7, 2000, the Company completed the acquisition of DM Marketing, Inc. (“DMM”) in accordance with a definitive purchase agreement dated August 16, 2000, which provided for the exchange of 8,450,000 shares of the Company’s Common Stock for all of the common stock of DMM. On August 16, 2000, the 8,450,000 shares of common stock issued for DMM had a market value of $5,281,250. Including direct acquisition costs, the aggregate purchase price for DMM was $6, 210,897 and the transaction was recorded using the purchase method of accounting. The excess value of the purchase price over the fair value of DMM’s net assets on the acquisition date aggregating $5,722,267 has been allocated to goodwill which is being amortized over five years.

On February 13, 2001, the Company acquired 100% of Avenel Ventures, Inc. (“Avenel”) in exchange of 6.7 million shares of Common Stock pursuant to a share exchange purchase agreement dated as of November 8, 2000. The total purchase price aggregated $6,834,000 and the transaction was recorded using the purchase method of accounting. The excess value of the purchase price over the fair value of Avenel’s net assets on the acquisition date aggregating $5,610,144 has been allocated to goodwill which is being amortized over five years.

On April 3, 2001, the Company acquired LST, Inc. d/b/a Lifestyle Technologies, Inc. (LST) in exchange of 8,074,675 million shares of Common Stock pursuant to certain stock purchase agreements. The total purchase price aggregated $7,617,208 and the transaction was recorded using the purchase method of accounting. The excess value of the purchase price over the fair value of LST’s net assets on the acquisition date aggregating $7,991,291 has been allocated to goodwill which is being amortized over five years.

On June 19, 2001, the Company acquired Logisoft Computer Products, Inc. “(LCP”) in exchange of 5,500,000 million shares of Common Stock pursuant to certain stock purchase agreements. The total purchase price aggregated $5,490,000 and the transaction was recorded using the purchase method of accounting. The excess value of the purchase price over the fair value of LCP’s net assets on the acquisition date aggregating approximately $3,185,000 has been allocated to goodwill which is being amortized over five years.

The acquisition of each DMM, Avenel, and LST has been reported by the Company in current reports on Form 8-K and 8-K/A filed prior to this Current Report. Therefore, the following unaudited pro forma consolidated financial statements of the Company and LCP are derived from, and should be read in conjunction with the audited financial statements of LCP included in item 7(a) herein and the audited consolidated financial statements of the Company as previously filed on Form 10-KSB for the year ended June 30, 2000 with the Securities and Exchange Commission, the audited consolidated financial statements of the Company as previously filed on Form 10-KSB/A on June 15, 2001 for the year ended June 20, 2000, the unaudited consolidated financial statements of the Company as previously filed on Form 10-QSB for the quarters ended December 31, 2000, September 30, 2000, and March 31, 2001 and the financial statements as previously filed on Form 8-K/A on November 10, 2000, March 28, 2001, May 15, 2001 and June 15, 2001. The pro forma consolidated financial statements do not purport to be indicative of the results of operations or financial position that would have actually been reported had the acquisition been consummated on the dates indicated, or which may be reported in the future.

The unaudited pro forma consolidated balance sheet reflects adjustments as if the acquisition had been consummated on March 31, 2001.

The pro forma statements of operations reflect adjustments as if the acquisition had been consummated at the beginning of the period of each statement (i.e. July 1, 1999 for the twelve-month statement of operations and July 1, 2000 for the nine-month statement of operations).

eResource Capital Group, Inc. and Subsidiaries

ProForma Consolidated Balance Sheet (Unaudited)

March 31, 2001
(In thousands, except share amounts)

	eResource Capital		Pro Forma				Pro Forma		eResource Capital
	Group, Inc.	LST, Inc.	Adjustments			LCP	Adjustments		Group, Inc.
ASSETS	Actual	Pro Forma	and Eliminations		SubTotal	Actual	and Eliminations		Pro Forma

Cash and cash equivalents	$442	$—	$—		$442	$1,696	$—		$2,138

Investments	1,423	—	(350)		1,073	10	—		1,083

Accounts and notes receivable	155	327	—		482	953	—		1,435

Inventories	—	113	—		113	40	—		153

Prepaid expenses	1,046	26	—		1,072	295	—		1,367

Total current assets	3,066	466	(350)		3,182	2,994	—		6,176

Net assets of discontinued operations	68	—	—		68	—	—		68

Deferred costs and other assets	232	72	—		304	80	—		384

Property and equipment, net	8,618	209	—		8,827	1,106	—		9,933

Goodwill	11,356	—	7,991		19,347	1,271	1,982	(1)	22,600

Total assets	$23,340	$747	$7,641		$31,728	$5,451	$1,982		$39,161

LIABILITIES AND SHAREHOLDERS’ EQUITY

Notes payable	$7,616	$—	$—		$7,616	$100	$—		$7,716

Accrued interest payable	848	—	—		848	—	—		848

Accounts payable and accrued expenses	1,014	567	—		1,581	1,382	70	(5)	3,033

Customer deposits	348	4	—		352	113	—		465

Total current liabilities	9,826	571	—		10,397	1,595	70		12,062

Notes payable	—	—	—		—	338	—		338

Deferred tax liability	—	—	—		—	40	—		40

Due to affiliates, net	26	550	—		576	—	—		576

Commitments and contingent liabilities

Shareholders’ equity:

Common stock, $.04 par value, 100,000,000 shares authorized, 51,324,584 and 68,099,259 issued, respectively	2,469	8	323		2,792	—	220	(1)	3,012

			(8	)(2)			—

Additional paid-in capital	96,776	2,591	6,944		103,720	3,478	5,170	(1)	108,890

			(2,591	)(2)			(3,478	)(2)

Accumulated deficit	(85,681)	(2,973)	2,973	(2)	(85,681)	—	—		(85,681)

Unrealized loss on marketable securities	(65)	—	—		(65)	—	—		(65)

Treasury stock — at cost (435,930 shares)	(11)	—	—		(11)	—	—		(11)

Total shareholders’ equity	13,488	(374)	7,641		20,755	3,478	1,912		26,145

Total liabilities and shareholders’ equity	$23,340	$747	$7,641		$31,728	$5,451	$1,982		$39,161

eResource Capital Group, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations (Unaudited)

Nine Months Ended March 31, 2001
(In thousands, except share amounts)

		DM Marketing, Inc.		Avenel Ventures, Inc.

	eResource Capital		Pro Forma		Pro Forma
	Group, Inc		Adjustments		Adjustments
	Actual	Actual	and Eliminations	Actual	and Eliminations

Revenues:

Sales	$6,547	$34	$—	$545	(23	)(3)

Lease income — commercial real estate	778	—	—	—	—

	7,325	34	—	545	(23)

Cost of sales	6,020	—	—	—	—

Gross profit	1,305	34	—	545	(23)

Selling, general and administrative expenses — compensation related to issuance of stock options and warrants	6,922	—	—	—	—

Selling, general and administrative expenses — other	3,855	56	—	910	(23	)(3)

Depreciation and amortization	1,418	—	192 (4)	13	655	(4)

Interest expense, net	629	—	—	(1)	—

Loss on investments	156	—	—	263	—

Write off of Web site development costs	754	—	—	—	—

Write — down of goodwill	—	—	—	—	—

Write off of pre-development costs	1,164	—	—	—	—

Net loss	$(13,593)	$(22)	$(192)	$(640)	$(655)

Basic and diluted net loss per share	$(.28)

Weighted average shares outstanding used in computing basic and diluted loss per share	48,740,469

[Additional columns below]

[Continued from above table, first column(s) repeated]

	LST, Inc.

		Pro Forma			Pro Forma		eResource Capital
		Adjustments		LCP	Adjustments		Group, Inc.
	Actual	and Eliminations	SubTotal	Actual	and Eliminations		Pro Forma

Revenues:

Sales	$1,425	$—	$8,528	$5,183	$(49	)(3)	$13,662

Lease income — commercial real estate	—	—	778	—	—		778

	1,425	—	9,306	5,183	(49)		14,440

Cost of sales	1,554	—	7,574	4,131	—		11,705

Gross profit	(129)	—	1,732	1,052	(49)		2,735

Selling, general and administrative expenses - compensation related to issuance of stock options and warrants	—	—	6,922	—	—		6,922

Selling, general and administrative expenses — other	2,124	—	6,922	3,297	(49	)(3)	10,170

Depreciation and amortization	26	1,199 (4)	3,503	472	164	(1)	4,139

Interest expense, net	21	—	649	(87)	—		562

Loss on investments	—	—	419	—	—		419

Write off of Web site development costs	—	—	754	—	—		754

Write — down of goodwill	—	—	—	449	—		449

Write off of pre-development costs	—	—	1,164	—	—		1,164

Net loss	$(2,300)	$(1,199)	$(18,601)	$(3,079)	$(164)		$(21,844)

Basic and diluted net loss per share							$(.31)

Weighted average shares outstanding used in computing basic and diluted loss per share							69,961,347

The accompanying notes are an integral part of these consolidated financial statements

(1)	The 5,500,000 shares of common stock issued by the Company for the LCP acquisition had a value of $5,390,000 based upon the fair market value of the Company’s common stock based upon the fair market value of the Company’s stock over a reasonable period of time prior and subsequent to June 5, 2001 which is the date the definitive purchase agreement was executed. Including direct acquisition costs, the aggregate purchase price for LCP was $5,460,000. The excess value of the aggregate purchase price over the historical value of LCP’s net tangible assets on the acquisition date of $3,253,000 has been allocated to goodwill which is being amortized over five years. Pro forma goodwill adjustment at March 31, 2001 is $1,982,281, which is the net adjustment required to reflect the total goodwill related to the LCP acquisition. The pro forma goodwill amortization adjustment related to the LCP acquisition is $164,000 for nine the months ended March 31, 2001.

(2)	Elimination of equity acquired.

(3)	Elimination of intercompany transactions.

(4)	Pro forma goodwill amortization.

(5)	Accrual of direct acquisition costs.

eResource Capital Group, Inc. and Subsidiaries

Pro Forma Condensed Consolidated Statements of Operations (Unaudited)

Year Ended June 30, 2000
(In thousands, except share amounts)

		DM Marketing, Inc.		Avenel Ventures, Inc.		LST, Inc.

	eResource Capital		Pro Forma		Pro Forma
	Group, Inc		Adjustments		Adjustments
	Actual	Actual	and Eliminations(2)	Actual(1)	and Eliminations(2)	Actual(2)

Revenues Sales	$10	$355	$—	$—	$—	$154

Lease income — commercial real estate	1,108	—	—	—	—	—

	1,118	355		—		154

Cost of sales	93	—	—	—	—	294

Gross profit	1,025	355	—	—	—	(140)

Selling, general, and administrative- compensation related to issuance of stock options and warrants	48,996	—	—	—	—	—

Selling, general and administrative expenses — other	7,023	298	—	127	—	523

Depreciation and amortization	467	7	1,200 (4)	—	83 (4)	7

Interest expense, net	863	—	—	—	—	4

Loss on investment	1,012	—	—	—	—	—

Net loss before discontinued operations	$(57,336)	$50	$(1,200)	$(127)	$(83)	$(674)

Basic net loss and diluted net loss net loss per share	$(1.81)

Weighted average shares outstanding used in computing basic and diluted loss per share	31,596,541

[Additional columns below]

[Continued from above table, first column(s) repeated]

	LST, Inc.

	Pro Forma			Pro Forma	eResource Capital
	Adjustments		LCP	Adjustments	Group, Inc.
	and Eliminations(2)	SubTotal	Actual	and Eliminations(2)	Pro Forma

Revenues Sales	$—	$519	$5,079	$—	$5,598

Lease income — commercial real estate	—	1,108	—	—	1,108

		1,627	5,079	—	6,706

Cost of sales	—	387	4,096	—	4,483

Gross profit	—	1,240	983	—	2,223

Selling, general, and administrative- compensation related to issuance of stock options and warrants	—	48,996	—	—	48,996

Selling, general and administrative expenses — other	—	7,971	1,679	—	9,650

Depreciation and amortization	433 (4)	2,197	163	530 (3)	2,890

Interest expense, net	—	867	(32)	—	835

Loss on investment	—	1,012	—	—	1,012

Net loss before discontinued operations	$(433)	$(59,803)	$(827)	$(530)	$(61,160)

Basic net loss and diluted net loss net loss per share					$(1.27)

Weighted average shares outstanding used in computing basic and diluted loss per share					48,206,267

The accompanying notes are an integral part of these consolidated financial statements

(1)	Includes the period from June 6, 2000 (date of incorporation) through June 30, 2000.

(2)	Includes the period from March 24, 2000 (date of incorporation) thru June 30, 2000.

(3)	The 5,500,000 shares of common stock issued by the Company for the LCP acquisition had a value of $5,390,000 based upon the fair market value of the Company’s common stock over a reasonable period of time prior and subsequent to June 5, 2001 which is the date the definitive purchase agreement was executed. Including direct acquisition costs, the aggregate purchase price for LCP was $5,460,000. The excess value of the aggregate purchase price over the historical value of LCP’s net tangible assets on the acquisition date has been allocated to goodwill which is being amortized over five years. The pro forma goodwill adjustment at June 30, 2000 is $1,982,281, which is the net adjustment required to reflect the total goodwill related to the LCP acquisition. The pro forma goodwill amortization adjustment related to the LCP acquisition is $530,000 for the year ended June 30, 2000.

(4)	Pro forma goodwill amortization.